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                  GENWORTH LIFE INSURANCE COMPANY OF NEW YORK
                           LIMITED POWER OF ATTORNEY

          NAMED REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND
                 EXCHANGE COMMISSION ON FORM N-4 AND FORM N-6

The undersigned officer and director of Genworth Life Insurance Company of New York, a New York corporation (the "Company"), hereby nominate and appoint Matthew P. Sharpe, Geoffrey S. Stiff, Paul A. Haley and Heather C. Harker, with full power to each of them to act in his or her name and in place of any and all capacities, to execute on behalf of the director and officer of the Company the following Registration Statements on Form N-4 and Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940 and to file any amendments and correspondence as such individuals deem necessary with the United States Securities and Exchange Commission:

    1. variable annuity contracts filed on Form N-4 (SEC File Nos. 333-39955, 333-47016, 333-97085, 333-106511, 333-140908, 333-143148, 333-143408 and
       333-149656);

    2. variable life insurance policy filed on Form N-6 (SEC File No. 333-88312)

The above-named officers shall also have authority to file with the Securities and Exchange Commission all such pre-effective amendments, post-effective amendments, supplements, applications for exemption and other filings, submissions and communications relating to the above-named registration statements and applicable separate accounts, as well as authority to do and to perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officer and director might or could do. The delegation of authority contained in this Limited Power of Attorney shall continue in full force and effect until this Limited Power of Attorney is amended or rescinded or superceded by further action of the officers and directors of the Company.

IN WITNESS WHEREOF, the undersigned in her capacity as director and Chief Financial Officer of the Company has caused this Limited Power of Attorney to be executed in her name for the specified purpose described above as of August 15, 2008.

                                             GENWORTH LIFE INSURANCE COMPANY OF
                                             NEW YORK

                                             By:  /s/ Kelly L. Groh
                                                  ------------------------------
                                                  Kelly L. Groh
                                                  Director, Senior Vice
                                                  President and Chief Financial
                                                  Officer